Exhibit 8.1
SUBSIDIARIES OF THE REGISTRANT
Subsidiaries, incorporated in the British Virgin Islands:
•	Aim Sky International Limited

•	Ahead Smart Holdings Limited

•	Century Port Limited

•	Digital Media Group Company Limited (BVI)

•	Golden Carriage International Limited

•	Goldwhite Limited

•	Peak Win Limited

•	Vision Best Limited
Subsidiaries, incorporated in the PRC:
•	Beijing Eastlong Technology Development Co., Ltd.

•	China Digital Technology (Shenzhen) Co., Ltd.

•	Dienzhi Advertising (Shanghai) Co., Ltd.

•	Shenzhen Huachangshi Digital Technology Co., Ltd.
Subsidiary, incorporated in Hong Kong:
•	DMG HK

•	Whole Genius Limited

•	Win Prosper Development Limited
Consolidated entities, each of which is incorporated in the PRC:
•	Beijing Hua Jingshi Media Advertising Co., Ltd.

•	Beijing Beiguang Media Mobile Television Advertising Co., Ltd.

•	Beijing Eastlong Advertising Co., Ltd.

•	Beijing Hua Meishi Advertising Co., Ltd.

•	Beijing Huaguangshi Co., Ltd.

•	Changzhou China Digital Mobile Television Co., Ltd.

•	Chengdu China Digital Mobile Television Co., Ltd.

•	Dalian Mobile Digital Television Co., Ltd.

•	Harbin China Mobile Television Co., Ltd.

•	Henan Cable China Mobile Television Co., Ltd.

•	Hubei China Mobile Television Co., Ltd.

•	Jilin Mobile Television Co., Ltd.

•	Luzhou Huashi Digital Technology Co., Ltd.

•	Nanjing Hua Meishi Advertising Co., Ltd.

•	Nanjing Media Culture Co., Ltd.

•	Ningbo China Digital Mobile Television Co., Ltd.

•	Shenzhen HDTV Industrial Investment Co., Ltd.

•	Shenzhen Hua Meishi Advertising Co., Ltd.

•	Shenzhen Huashixin Culture Media Co., Ltd.

•	Shenzhen Mobile Television Co., Ltd.

•	Suzhou China Mobile Television Co., Ltd.

•	Guangzhou Jiaojian Multimedia Information Technology Co. Ltd.

•	Shanghai Junshi Advertising Co., Ltd.

•	VisionChina Media Group Limited

•	Wuxi Guangtong Digital Mobile Television Co., Ltd.

•	Xian Qujiang Huaguangshi Digital Technology Co., Ltd.